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                                                                   EXHIBIT 99(c)

                        KEYCORP STUDENT LOAN TRUST 1999-A

                              OFFICER'S CERTIFICATE


Bank One, National Association              Deutsche Bank Trust Company Americas
fka, The First National Bank of Chicago     fka,  Bankers Trust Company
One Bank One Plaza, Suite 0126              280 Park Avenue 9th Floor
Chicago, IL 60670                           New York, NY 10017
Attn: Corporate Trust Administration        Attn: Corporate Trust & Agency Group
Phone: (312) 407-0192                       Structured Finance
Fax:   (312) 407-1708                       Phone: (212) 454-4298
                                            Fax:  (212) 454-2331
Key Bank USA, National Association
800 Superior Ave, 4th Floor
Cleveland, OH 44114
ATTN: Senior Vice President
Key Education Resources
Phone: (216) 828-9342
Fax:   (216) 828-9301

Pursuant to Section 4.09 of the Sale and Servicing Agreement among Key Bank USA, National Association, as Seller and Administrator, KeyCorp Student Loan Trust 1999-A, The First National Bank of Chicago (nka, Bank One, National Association), as Eligible Lender Trustee, PHEAA as Servicer, and EFS as Servicer dated as of January 1, 1999 (the "Agreement"), the undersigned hereby certifies that (i) a review of the activities of the Administrator from January 1, 2002, through December 31, 2002, and of its performance under the Agreement has been made, and (ii) to the best of our knowledge, based on our review, the Administrator has fulfilled all its obligations under the Agreement and the related Administration Agreement respectively throughout such period.


                                          Key Bank USA, National Association,
                                          as Administrator


                                          by:
                                                   /S/ DARLENE H. DIMITRIJEVS
                                          -------------------------------------
Date: March 14, 2003                      Name:  Darlene H. Dimitrijevs, CPA
                                          Title: Senior Vice President


                                          by:
                                                   /S/ DEBRA S. FRONIUS
                                          -------------------------------------
                                          Name:  Debra S. Fronius
                                          Title: Vice President